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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-173077 of Oconee Federal Financial Corp. on Form S-8 of our report dated September 28, 2011, related to the audits of the consolidated financial statements of Oconee Federal Financial Corp. as of June 30, 2011 and 2010, and for each of the years in the two year period ending June 30, 2011 appearing in this Annual Report on Form 10-K of Oconee Federal Financial Corp.

                      /s/ Cherry, Bekaert & Holland, L.L.P.

Greenville, South Carolina
September 28, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm